                                                                  EXHIBIT 10(C)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the inclusion, in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form N-4 (File No. 33-65512) for the Providentmutual Variable Annuity Separate Account, of the following reports:

        1. Our report dated February 14, 1997 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

        2. Our report dated February 10, 1997 on our audits of the financial statements of the Providentmutual Variable Annuity Separate Account (comprising thirty-three subaccounts) as of December 31, 1996, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years in the period then ended.

        We also consent to the reference to our Firm under the caption
"Experts."



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 25, 1997